                                        consent of independent registered public accounting firm                                     exhibit 23.2

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 22, 2004 (except for note 10 which is as of October 29, 2004) in the Registration Statement (Form SB-2 No. 333-. ) and related Prospectus of JMG Exploration, Inc. dated October 29, 2004.

Ernst & Young LLP

Chartered Accountants

Calgary, Canada

October 29, 2004